UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

FILED BY THE REGISTRANT ☐

FILED BY A PARTY OTHER THAN THE REGISTRANT ☒

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☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

VaxGen, Inc.

(Name of Registrant as Specified In Its Charter)

Spencer Capital Opportunity Fund, LP
Spencer Capital Offshore Opportunity Fund, Ltd.
Spencer Capital Management, LLC
Spencer Capital Partners, LLC
Kenneth H. Shubin Stein
Value Fund Advisors, LLC
Boston Avenue Capital, LLC
Yorktown Avenue Capital, LLC
Charles M. Gillman
Mark Crockett
Kiril Dobrovolsky
Mark Stolper

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY AND SUBJECT TO COMPLETION, DATED AUGUST 20, 2009

VALUE INVESTORS FOR CHANGE

_______ __, 2009

Dear Fellow Stockholders:

          The participants in this solicitation (collectively, “Value Investors for Change”) are investors who seek to encourage companies to create, preserve and enhance long-term value for their stockholders, the true owners of America’s public companies. We have developed a sophisticated screening process that we use to identify public companies that we believe (i) are undervalued, (ii) are not adequately serving the interests of their stockholders and (iii) require a new board of directors, so that, with the encouragement of stockholders such as you, we can begin implementing reforms ourselves with the goal of increasing stockholder value.

          Here, we seek to replace the current, ineffective board of directors (the “Board”) of VaxGen, Inc. (“VaxGen” or the “Company”) with a new board of highly qualified, independent directors committed to realizing for all VaxGen stockholders the fullest potential of their investments. For the reasons set forth in part below and more fully discussed in the enclosed Proxy Statement, Value Investors for Change does not believe that the Board of VaxGen is acting in the best interests of its stockholders.

          VaxGen does not have any operations, other than preparing public reports. The Company has three employees, including the part-time principal executive officer and director, and four non-employee directors. Since the Company’s failed merger with Raven Biotechnologies, Inc. in March 2008, the Board has publicly disclosed that it would either pursue a strategic transaction or a series of strategic transactions or dissolve the Company. The Company has done neither. In the meantime, members of the Board have treated themselves to exorbitant cash compensation. Until July 2009, two non-employee members of the Board were paid over $300,000 per year in compensation. The principal executive officer will likely receive over $400,000 in cash compensation this year.

          VaxGen’s current Board has a track record of failure and exorbitant cash compensation. We are seeking to elect a new Board at the 2009 annual meeting of stockholders scheduled to be held at ______________ on _______, ______ __, 2009, at __:__, including any adjournments or postponements thereof and any meeting which may be called in lieu thereof (the “Annual Meeting”), and we would appreciate your support.

We are seeking your support at the Annual Meeting to take the following actions:

(1)	to elect the five (5) nominees proposed by Spencer Capital Opportunity Fund, LP (the “Fund”), on behalf of Value Investors for Change, to serve on the Board (our “Nominees”); and

(2)	to vote in our discretion on such other matters as may properly come before the Annual Meeting.

          Pursuant to Section 5(b) of the Company’s Bylaws, the Fund hereby gives notice (the “Solicitation Notice”) that, with regards to Proposal No. 1 in the enclosed Proxy Statement, the Fund intends to deliver a proxy statement and form of proxy to holders of a sufficient number of holders of the Company’s voting shares to elect our Nominees, and, with respect to Proposal No. 2 in the enclosed Proxy Statement, the Fund intends to deliver a proxy statement and form of proxy to holders of at least the percentage of the Company’s voting shares required under applicable law to carry such proposal. This Solicitation Notice is intended to satisfy the advance notice requirements with regards to Section 5(b)(iii) of the Company’s Bylaws.

          We think you will agree that the Board needs new voices providing a fresh perspective on the future direction of the Company. The time has come for a Board that is committed to further implementing and fully embracing long overdue corporate governance reforms and exploring all opportunities to maximize stockholder value. We believe that our Nominees bring the necessary skill, experience and energy to the Board that will enable them to successfully pursue these objectives. If elected, our Nominees will not only strive to be catalysts for needed change but they will also not receive any cash compensation from the Company for their service on the Board.

          Value Investors for Change is seeking your support at the Annual Meeting. Please read the enclosed Proxy Statement carefully for more detailed information about our Nominees.

Thank you for your support,

Spencer Capital Opportunity Fund, LP, on
behalf of the Value Investors for Change

IF YOU HAVE ANY QUESTIONS, REQUIRE ASSISTANCE IN VOTING YOUR WHITE PROXY CARD,
OR NEED ADDITIONAL COPIES OF VALUE INVESTORS FOR CHANGE’S PROXY MATERIALS,
PLEASE CALL OUR PROXY SOLICITOR,
OKAPI PARTNERS LLC,
AT THE PHONE NUMBERS LISTED BELOW.

Okapi Partners LLC
780 Third Avenue, 30th Floor
New York, New York 10017
Stockholders Call Toll-Free at: (877) 274-8654
Banks and Brokers Call Collect at: (212) 297-0720
E-mail: info@okapipartners.com

PRELIMINARY AND SUBJECT TO COMPLETION, DATED AUGUST 20, 2009

ANNUAL MEETING OF THE STOCKHOLDERS

OF

VAXGEN, INC.

PROXY STATEMENT

OF

SPENCER CAPITAL OPPORTUNITY FUND, LP

          The participants in this solicitation (collectively, “Value Investors for Change”) are concerned about the decisions made by the board of directors (the “Board”) of VaxGen, Inc. (“VaxGen” or the “Company”) that contributed to the consumption of assets, the extensive decline in the stock price and the associated destruction of stockholder value. Value Investors for Change believes significant changes to the composition of the Board are imperative to ensure that the Company is managed in a manner consistent with the best interests of all stockholders. Value Investors for Change does not believe that the current Board has been an effective steward for the Company’s stockholders.

          We believe an engaged and proactive Board is vital to serve the best interests of the stockholders. Value Investors for Change is therefore seeking your support at the 2009 annual meeting of stockholders scheduled to be held at ______________ on _______, ______ __, 2009, at ___:___, including any adjournments or postponements thereof and any meeting which may be called in lieu thereof (the “Annual Meeting”), to elect the Fund’s (defined below) slate of five director nominees to the Board (our “Nominees”) in opposition to the Company’s incumbent directors.

          This proxy statement (the “Proxy Statement”) and the enclosed WHITE proxy card are being furnished to the Company’s stockholders by Value Investors for Change in connection with the solicitation of proxies for the following:

(1)	to vote “FOR” our Nominees to serve as the directors on the Board; and

(2)	to grant the proxy holders discretion to vote on all other matters as may properly come before the Annual Meeting.

          Spencer Capital Opportunity Fund, LP ( the “Fund”) and Spencer Capital Management, LLC, Spencer Capital Partners, LLC, Spencer Capital Offshore Opportunity Fund, Ltd., Kenneth H. Shubin Stein, MD, CFA, Value Fund Advisors, LLC, Boston Avenue Capital, LLC, Yorktown Avenue Capital, LLC, Charles M. Gillman, Mark Crockett, Kiril Dobrovolsky and Mark Stolper are the “participants” comprising Value Investors for Change. As of _________, ___, 2009, the approximate date on which the enclosed Proxy Statement is being mailed to stockholders, the Fund was the record and beneficial owner of an aggregate of __________ shares of common stock of the Company, which currently represents approximately __.__% of the issued and outstanding common stock of the Company, all of which shares will be entitled to vote at the Annual Meeting. The record date for determining stockholders entitled to notice of and to vote at the Annual Meeting will be _____________ (the “Record Date”). According to the Company’s quarterly report on Form 10-Q for the period ended June 30, 2009, there were 33,106,523 shares of common stock of the Company, par value $0.01 per share (the “Shares”) as of July 31, 2009. The mailing address of the principal executive offices of the Company is 379 Oyster Point Boulevard, Suite 10, South San Francisco, California 94080.

IMPORTANT

          VALUE INVESTORS FOR CHANGE URGES YOU TO CAREFULLY CONSIDER THE INFORMATION CONTAINED IN THE ENCLOSED PROXY STATEMENT AND THEN SUPPORT VALUE INVESTORS FOR CHANGE’S EFFORTS BY USING THE WHITE PROXY CARD TODAY TO VOTE “FOR” THE ELECTION OF EACH OF OUR NOMINEES.

          OUR NOMINEES ARE COMMITTED TO ACTING IN THE BEST INTERESTS OF THE COMPANY’S STOCKHOLDERS. WE BELIEVE THAT YOUR VOICE IN THE FUTURE OF VAXGEN CAN BEST BE EXPRESSED THROUGH THE ELECTION OF OUR NOMINEES. ACCORDINGLY, WE URGE YOU TO VOTE THE WHITE PROXY CARD FOR OUR NOMINEES.

          THIS SOLICITATION IS BEING MADE BY VALUE INVESTORS FOR CHANGE AND NOT ON BEHALF OF THE BOARD OF DIRECTORS OR MANAGEMENT OF VAXGEN. VALUE INVESTORS FOR CHANGE IS NOT AWARE OF ANY OTHER MATTERS TO BE BROUGHT BEFORE THE ANNUAL MEETING. SHOULD OTHER MATTERS, OF WHICH WE ARE NOT AWARE, BE BROUGHT BEFORE THE ANNUAL MEETING, THE PERSONS NAMED AS PROXIES IN THE ENCLOSED WHITE PROXY CARD WILL VOTE ON SUCH MATTERS IN THEIR DISCRETION.

          WE URGE YOU NOT TO SIGN ANY PROXY CARD SENT TO YOU BY THE COMPANY. IF YOU HAVE ALREADY DONE SO, YOU MAY REVOKE YOUR PROXY BEFORE IT IS VOTED AT THE MEETING BY (1) SUBMITTING A REVOCATION LETTER WITH A LATER DATE THAN YOUR PROXY CARD; (2) DELIVERING A SECOND SIGNED PROXY CARD DATED LATER THAN THE FIRST SIGNED PROXY CARD; (3) VOTING AT A LATER TIME BY TELEPHONE OR THE INTERNET; OR (4) ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON. YOU SHOULD SEND ANY NOTICE OF REVOCATION TO VALUE INVESTORS FOR CHANGE IN CARE OF OKAPI PARTNERS LLC AT THE ADDRESS SET FORTH ON THE BACK COVER OF THIS PROXY STATEMENT OR TO THE CORPORATE SECRETARY OF THE COMPANY AT THE COMPANY’S EXECUTIVE OFFICES LOCATED AT 379 OYSTER POINT BOULEVARD, SUITE 10, SOUTH SAN FRANCISCO, CALIFORNIA 94080.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
_______ __, 2009

The proxy materials are available at
http://www.myproxyonline.com/okapimaterials

          YOUR VOTE IS IMPORTANT, NO MATTER HOW FEW SHARES YOU OWN. VALUE INVESTORS FOR CHANGE URGES YOU TO SIGN, DATE AND RETURN THE ENCLOSED WHITE PROXY CARD TODAY TO VOTE FOR THE ELECTION OF OUR NOMINEES.

IF YOU HAVE ANY QUESTIONS, REQUIRE ASSISTANCE IN VOTING YOUR WHITE PROXY CARD, OR
NEED ADDITIONAL COPIES OF VALUE INVESTORS FOR CHANGE’S PROXY MATERIALS,
PLEASE CALL OUR PROXY SOLICITOR,
OKAPI PARTNERS LLC,
AT THE PHONE NUMBERS LISTED BELOW.

Okapi Partners LLC
780 Third Avenue, 30th Floor
New York, New York 10017
Stockholders Call Toll-Free at: (877) 274-8654
Banks and Brokers Call Collect at: (212) 297-0720
E-mail: info@okapipartners.com

INFORMATION ABOUT VALUE INVESTORS FOR CHANGE

          Value Investors for Change is comprised of investors who seek to encourage companies to create, preserve and enhance long-term value for their stockholders, the true owners of America’s public companies. Our mission is to identify companies, through a sophisticated screening process, where poor corporate governance, lack of board oversight, or mismanagement has harmed stockholders. By assisting in the oversight of these companies, Value Investors for Change will seek to increase value to stockholders by instituting management, corporate governance, operations and compensation reforms. The participants of Value Investors for Change pledge to operate in an efficient, timely and transparent manner and employ a pay for performance structure that aligns the Board’s and the management’s interests with those of stockholders.

REASONS FOR THE SOLICITATION

          Even though VaxGen does not have substantial operations, Value Investors for Change believes that the Company has valuable assets, consisting of cash and net operating loss carryforwards (“NOLs”). We believe these assets should be unlocked for the benefit of shareholders, rather than consumed over time by the current Board.

          We do not believe the members of the current Board are acting in the best interests of stockholders. Since the Company’s failed merger with Raven Biotechnologies, Inc. in March 2008, the Board has publicly disclosed that it would either pursue a strategic transaction or a series of strategic transactions or dissolve the Company. The Company has done neither. Instead, the Board has overseen the consumption of a large portion of the Company’s assets while paying itself exorbitant compensation. In addition, the Board’s interests are not aligned with the stockholders, as displayed by their miniscule equity stake in the Company.

          Consumption of Assets

          Since discontinuing its operations, the Company has consumed a significant amount of assets. According to its most recent quarterly report on Form 10-Q, since June 30, 2008, the Company’s assets have decreased by $31.7 million, or 45%. Since December 31, 2008, the Company’s assets have decreased by over $3.5 million, or 8.4%.

          In addition, the Company recorded $3.6 million in general and administrative expenses during the six month period ended June 30, 2009. Much of this expense consisted of cash compensation to the Board.

          Exorbitant Board Compensation

          Despite the relatively simple task of overseeing a shell company and conducting an ordinary sale process, the Board has paid itself inordinately high compensation. The table below describes the principal executive officer’s 2009 cash compensation and the director cash compensation scheme for the VaxGen Board, as described in the Company’s 2008 annual report on Form 10-K:

Name of Director	2009 Employee Comp- ensation		Board Retainer	Chairmanship	Audit Committee Membership	Compensation Committee Membership	Nominating Committee Membership	Strategic Transactions Committee Membership		Total

James P. Panek	$388,050	*	$25,000	—	—	—	—	—		$413,050
Franklin M. Berger	—		$25,000	—	$15,000	$5,000	$2,500	—		$47,500
Paul DeStefano	—		$25,000	—	$7,500	—	$2,500	$324,000	**	$359,000
Lori F. Rafield	—		$25,000	—	—	$5,000	—	$384,000	**	$414,000
Kevin L. Reilly	—		$25,000	$50,000	$7,500	$10,000	$2,500	—		$95,000

							Total			$1,303,500

          * Consists of $195,000 annual base salary for 25 hours per week employment and a $193,050 lump sum payment. The lump sum payment was approved by the Board in consideration for Mr. Panek’s agreement not to resign for “good reason” under his employment agreement.

          ** VaxGen announced in its quarterly report for the period ended June 30, 2009 that, effective September 1, 2009, it had disbanded the Strategic Transactions Committee and that, following its disbandment, Board members would no longer receive additional compensation for service thereon.

          While it is difficult to envision the rationale for the high cash compensation awarded to the Chairman Kevin Reilly and Franklin Berger, the most excessive portion of the director compensation consisted of the payments to the non-employee members of the Strategic Transactions Committee. Beginning in May 2008, Board members Lori F. Rafield and Paul DeStefano received $20,000 per month and $15,000 per month, respectively, for service on the Strategic Transactions Committee, which was formed to identify, review and evaluate potential strategic transactions and alternatives. Within a few months, these directors increased their compensation to $32,000 and $27,000 per month, respectively. This compensation is extraordinarily excessive.

          Insignificant Board Equity Ownership

          The members of the Board hold very few shares of the Company’s common stock. Most of the Board’s beneficial ownership holdings consist of underwater stock options. The following table describes the stockholdings of the Board, as set forth in the 2008 annual report, excluding options.

Director	Stockholdings as of February 27, 2009

Franklin M. Berger	0
Paul DeStefano	100,000
James P. Panek	19,178
Lori Rafield	0
Kevin Reilly	0

          This Board has failed to take the steps we believe are necessary to preserve and enhance stockholder value. We believe the actions taken by the Board indicate that they are more interested in acting in their own self-interest rather than in the best interests of stockholders.

          Value Investors for Change urges you to vote FOR the Fund’s proposal to elect the Nominees on the enclosed WHITE proxy card, thereby ending this disregard for stockholder interests. Vote to elect a new slate of directors who are willing to stand up for the interests of all stockholders and work to maximize stockholder value.

PROPOSAL NO. 1

ELECTION OF THE NOMINEES TO THE BOARD

          According to VaxGen’s public filings, the Board is currently composed of five directors. The Fund has nominated five highly qualified Nominees who, if elected, could constitute the entire board of directors and will hold office until the expiration of their respective terms and until their successors have been elected and qualified. Our Nominees are committed to acting in the best interest of VaxGen’s stockholders and will pursue their efforts diligently and promptly.

          Background on the Nominees

          The following information sets forth the name, age, business address, present principal occupation, and employment and material occupations, positions, offices, or employments for the past five years of each of the Nominees. Each of our Nominees has consented to serve as a director of the Company and be named in this Proxy Statement as a Nominee. None of the entities referenced below is a parent or subsidiary of the Company.

Name	Age	Present Principal Occupation and Five Year Employment History

Mark Crockett Business Address: 4336 S. Wander, #100 Salt Lake City, UT 84124	44

Since 2008, Mr. Crockett has served as a Managing Director of Vici Capital Partners LLC, an investment firm and performance improvement consultancy. From 2004 to 2008, Mr. Crockett served as a principal of NightWatch Capital, a private investment firm. In 1999 and again from 2002 to 2003, Mr. Crockett served as Director of Client Services at EHS Partners, LLC, a performance improvement consultancy. From 1999 to 2002, Mr. Crockett was the Chief Executive Officer of Tax One, a retail financial services company. Mr. Crocket began his professional career in 1993 as a banking and securities lawyer at Latham & Watkins LLP and later worked as a Management Consultant at McKinsey & Company from 1994 to 1999. Mr. Crockett currently serves on the board of directors of Compumed, Inc. and participates on the compensation and audit committees. He received his B.S. in Economics from Brigham Young University in 1989 and his J.D. from Stanford Law School in 1993.

Kiril Dobrovolsky Business Address: 180 Sonsome Street, Fl 11 San Francisco, CA 94104	41

Mr. Dobrovolsky is the principal of SFVentureLaw, PC, a law firm in San Francisco, CA. Mr Dobrovolsky practices as a corporate and securities law attorney and has extensive expertise in equity and debt offerings, mergers and acquisitions, licensing and partnering arrangements and commercial agreements. Prior to founding SFVentureLaw, Mr. Dobrovolsky was an associate for eight years at the San Francisco office of Orrick, Herrington & Sutcliffe, LLP, where he practiced corporate and securities law. Prior to this, Mr. Dobrovolsky was an associate at Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP in Menlo Park, CA where he also practiced corporate and securities law. Mr. Dobrovolsky received a B.A. from University of California at Berkeley and a J.D. from Stanford Law School.

Charles Gillman Business Address: First Place Tower, 32nd Floor 15 East 5th Street Tulsa, OK 74103	39

In 2001, Mr. Gillman founded Value Fund Advisors, LLC, an investment management firm that utilizes both a research-intensive investment process and a long-term investment strategy. He is currently its Chief Executive Officer. Since 2001, Mr. Gillman has also provided portfolio management services for Nadel and Gussman, LLC, a management company that employs personnel for its family-related entities and affiliates. Prior to founding Value Fund Advisors, Mr. Gillman held a number of positions in the investment industry and developed an expertise in the analysis of companies going through dramatic corporate transitions. Earlier, Mr. Gillman was a strategic management consultant in the New York office of McKinsey & Company. While at McKinsey, Mr. Gillman worked to develop strategic plans for business units of companies located both inside the United States and abroad. Mr. Gillman serves on the board of directors of two publicly-traded companies, Littlefield, Inc. and Compumed, Inc. Mr. Gillman received a B.S., Summa Cum Laude, from the Wharton School of the University of Pennsylvania and serves on the Board of the Penn Club of New York.

Kenneth H. Shubin Stein, MD, CFA Business Address: 1995 Broadway Suite 1801 New York, NY 10023	39

Dr. Kenneth Shubin Stein is the founder of Spencer Capital Management, LLC, an investment management firm that serves as the investment manager of Spencer Capital Opportunity Fund, LP and Spencer Capital Offshore Opportunity Fund, Ltd. He was a portfolio manager at Promethean Investment Group LLC from September 2001 to December 2002, and an Orthopedic Resident at Mount Sinai Hospital from July 2000 until August 2001. Dr. Shubin Stein served as a director on the Board of Celebrate Express, Inc. from August 2006 to August 2008. He is a graduate of the Albert Einstein College of Medicine and graduated from Columbia College with dual concentrations in Premedical Studies and Political Science. Dr. Shubin Stein holds the CFA designation. Since 2008, Dr. Shubin Stein has been an adjunct associate professor of Finance and Economics at Columbia Business School.

Mark Stolper Business Address: 1510 Cotner Avenue Los Angeles, CA 90025	37

Mr. Stolper has served as the Chief Financial Officer of RadNet, Inc., a leading owner and operator of outpatient medical diagnostic imaging centers in the United States, since 2004. From 1998 to 2004, Mr. Stolper was a partner and co-founder of Broadstream Capital Partners, LLC and a partner at West Coast Capital LLC, Los Angeles-based investment banking and private equity firms focusing on the middle market and emerging growth companies. From 1997 to 1998, Mr. Stolper served as the director of business development for Eastman Kodak Company’s Entertainment Imaging subsidiary. From 1995 to 1997, he served as a Vice President at Archon Capital Partners / Interactive Partners, a media and communications merchant banking vehicle. From 1993 to 1995, he was a member of the corporate finance group at Dillon, Read & Co. Inc. and its affiliated private equity group, Saratoga Partners, LP. Mr. Stolper currently serves as the Chairman of the board of directors of Compumed, Inc. and participates on the compensation and audit committees. He received a B.S. in Finance and B.A. in Social Economics & Public Policy from the Wharton School and the College of Arts and Sciences at the University of Pennsylvania.

          Other information about our Nominees and Value Investors for Change

          The Nominees will not receive any compensation from Value Investors for Change for their services as directors of VaxGen other than the normal compensation that Dr. Kenneth Shubin Stein receives from the Spencer Entities (as defined below) and Charles Gillman receives from Value Fund Advisors, LLC. In addition, our Nominees will agree not to accept any cash compensation for serving as directors from VaxGen in the event they are elected to the Board. The Fund intends to sign a letter agreement pursuant to which it agrees to indemnify the Nominees against claims arising from the solicitation of proxies from VaxGen’s stockholders in connection with the Annual Meeting and any related transactions. Dr. Kenneth Shubin Stein will be indemnified by the Spencer Entities (as defined below) for any claims arising from the solicitation of proxies from VaxGen’s stockholders in connection with the Annual Meeting and any related transactions. Other than as stated herein, there are no arrangements or understandings between the other members of Value Investors for Change and any of the Nominees or any other person or persons pursuant to which the nomination described herein is to be made, other than the consent by each of the Nominees to be named in this Proxy Statement and to serve as a director of VaxGen if elected as such at the Annual Meeting. Except as otherwise set forth herein, none of the Nominees is a party adverse to VaxGen or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries in any material pending legal proceedings.

          The Fund does not expect that the Nominees will be unable to stand for election. In the event that any Nominee is unable to serve or, for good cause, will not serve, the Fund may seek to replace such Nominee with a substitute nominee to the extent substitution is permissible under the Company’s Bylaws. In such case that the Fund is permitted to substitute a nominee, the Fund will file and deliver supplemental proxy materials, including a revised proxy card, disclosing the information relating to any substitute nominee that is required to be disclosed in solicitations for proxies for election of directors pursuant to Section 14 under the Exchange Act. Only in such case will the Shares represented by the enclosed WHITE proxy card be voted for substitute nominees. In addition, the Fund reserves the right to challenge any action by VaxGen that has, or if consummated would have, the effect of disqualifying the Nominees. The Fund reserves the right to nominate additional persons, to the extent this is not prohibited under the Company’s Bylaws or applicable law, if VaxGen increases the size of the Board above its existing size or increases the number of directors whose terms expire at the Annual Meeting. Additional nominations made pursuant to the preceding sentence are without prejudice to the position of the Fund that any attempt to increase the size of the current Board or to reconstitute or reconfigure the classes on which the current directors serve constitutes an unlawful manipulation of the Company’s corporate machinery.

          The Nominees are independent of the Company in accordance with the Commission and Nasdaq Stock Market rules on board independence and are citizens of the United States of America.

          With respect to Charles Gillman and Dr. Kenneth Shubin Stein, who are either officers or employees of certain participants of Value Investors for Change, as more fully described herein under the section “ADDITIONAL INFORMATION,” we believe they would also be independent under the Commission and Nasdaq Stock Market rules, if the Nasdaq Stock Market rules applied to VaxGen, following their election to the Board. Item 7(c) of Schedule 14A and corresponding Item 407(a)(1) of Regulation S−K specify that in cases where a company is listed on a national securities exchange, the company’s definition of independence that it uses for determining if a director is independent shall be the definition provided by the exchange on which its securities are listed. An “Independent director,” as defined by Rule 5605(a)(2) of the Nasdaq Stock Market rules is “a person other than an executive officer or employee of the company or any other individual having a relationship which, in the opinion of the issuer’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.” Additionally:

(1)	The Nominees are not, and have not been at any time during the past three years, employed by the Company.

(2)

None of the Nominees or their Family Members (as such term is defined by Nasdaq Stock Market Rule 5605(a)(2)) has accepted any payments from the Company in excess of $120,000 during any period of twelve consecutive months within the past three years.

(3)	None of the Nominees or their Family Members is, or has been, at any time in the past three years, employed by the Company as an executive officer.

(4)

None of the Nominees or their Family Members is or has been a partner in, or a controlling stockholder or an executive officer of, any organization to which the Company made, or from which the Company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more.

(5)

None of the Nominees or their Family Members is, or has been, employed as executive officers of any entity where at any time during the past three years any of the executive officers of the Company have served on the compensation committee of such entity.

(6)	None of the Nominees or their Family Members is, or has been, partners or employees of the Company’s outside auditor who worked on the Company’s audit at any time during the past three years.

          With respect to the eligibility of the Nominees to serve as members of the audit committee of the Board, Section 10A of the Exchange Act specifies that each member of the audit committee shall be a member of the Board and shall otherwise be independent. In order to be considered independent for serving on the audit committee of the Board for purposes of Section 10A, the members of the audit committee may not, other than in their capacity as a member of the audit committee, the Board or any other committee of the Board, (i) accept any consulting, advisory or other compensatory fee from the Company or (ii) be an affiliated person of the Company or any subsidiary thereof. Accordingly, for the reasons stated above, we believe that _______________ will clearly satisfy the audit committee independence standards under Section 10A of the Exchange Act following their election to the Board.

          Other than as disclosed in this Proxy Statement, available at the Commission’s website www.sec.gov, none of the Value Investors for Change are, or was within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of VaxGen, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

          Our Nominees understand that, if elected as directors of VaxGen, each of them will have an obligation under Delaware law to discharge his duties as a director in good faith, consistent with his fiduciary duties to VaxGen and its stockholders.

          There can be no assurance that the actions our Nominees intend to take as described above will be implemented if they are elected or that the election of our Nominees will improve the Company’s business or otherwise enhance stockholder value.

WE STRONGLY RECOMMEND THAT YOU VOTE
“FOR” THE ELECTION OF OUR NOMINEES TO THE BOARD.

PROPOSAL NO. 2

OTHER MATTERS

          We are not aware of any other proposals to be brought before the Annual Meeting. However, we intend to bring before the Annual Meeting such business as may be appropriate, including, without limitation, nominating additional persons for directorships, or making other proposals as may be appropriate to address any action of the Board not publicly disclosed prior to the date of this Proxy Statement. Should other proposals be brought before the Annual Meeting, the persons named as proxies in the enclosed WHITE proxy card will vote on such matters in their discretion.

SOLICITATION OF PROXIES

Voting and Proxy Procedures

          Only stockholders of record on the record date will be entitled to notice of and to vote at the Annual Meeting. Each Share is entitled to one vote. Stockholders who sell Shares before the record date (or acquire them without voting rights after the Record Date) may not vote such Shares. Stockholders of record on the record date will retain their voting rights in connection with the Annual Meeting even if they sell such Shares after the record date. Based on publicly available information, Value Investors for Change believes that the only outstanding class of securities of VaxGen entitled to vote at the Annual Meeting is the Shares.

          Shares represented by properly executed WHITE proxy cards will be voted at the Annual Meeting as marked and, in the absence of specific instructions, will be voted FOR the proposal to elect our Nominees to the Board and in the discretion of the persons named as proxies, on all other matters as may properly come before the Annual Meeting.

          We are asking you to elect our Nominees to the Board. The participants of Value Investors for Change holding Shares intend to vote all of their Shares in favor of the election of our Nominees.

          Quorum

          In order to conduct any business at the Annual Meeting, a quorum represented by a majority of the outstanding shares of common stock must be present in person or represented by valid proxies. Proxies received but marked as abstentions, votes withheld and broker non-votes will be included in the calculation of the number of votes considered present at the meeting. Your Shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting.

          A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Brokers do not have discretionary voting power with respect to our proposals. Therefore, broker non-votes will not be counted in this election of directors.

          Votes Required for Approval

          The five director nominees receiving the greatest number of affirmative votes of the Shares present in person or represented by proxy at the Annual Meeting and entitled to vote, up to the number of directors to be elected, shall be elected to the Board, assuming a quorum is present. Votes withheld from any director will have no legal effect under Delaware law.

          For each other item properly presented for a vote, the affirmative vote of the holders of a majority of the Shares represented in person or by proxy and entitled to vote on the item will be required for approval. Stockholders of record may appoint proxies to vote their Shares by signing, dating and mailing the WHITE proxy card in the envelope provided.

          Abstentions; Broker Non-Votes

          If you give instructions to abstain from voting, your Shares will not be counted as votes “For” any of the proposals. Abstentions are, however, considered to be Shares present for purposes of calculating the number of Shares entitled to vote at the Annual Meeting. Abstentions will have the effect of a vote against Proposal No. 1.

          Broker non-votes are not counted as shares present and entitled to be voted with respect to the proposals on which the broker has expressly not voted. Thus, broker non-votes will not affect the outcome of any of the proposals being voted upon at the Annual Meeting. Generally, a broker non-vote occurs when a nominee holder, such as a brokerage firm, bank or trust company, holding shares of record for a beneficial owner does not vote on a particular proposal because the nominee holder has not received voting instructions from the beneficial owner and the nominee holder lacks discretionary voting power to vote the shares.

          Discretionary Voting

          Shares held in “street name” and held of record by banks, brokers or nominees may not be voted by such banks, brokers or nominees unless the beneficial owners of such Shares provide them with instructions on how to vote.

          If your Shares are held in the name of a custodian and you want to vote in person at the Annual Meeting, you may specially request a document called a “legal proxy” from the custodian and bring it to the Annual Meeting.

          If you need assistance, please contact our proxy solicitor, Okapi Partners LLC, toll-free at (877) 274-8654.

          Revocation of Proxies

          Stockholders of VaxGen may revoke their proxies at any time prior to exercise by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy) or by delivering a written notice of revocation. The delivery of a subsequently dated proxy which is properly completed will constitute a revocation of any earlier proxy. The revocation may be delivered either to Value Investors for Change in care of Okapi Partners LLC at the address set forth on the back cover of this Proxy Statement or to the Company’s address at 379 Oyster Point Boulevard, Suite 10, South San Francisco, California 94080 or any other address provided by VaxGen. Although a revocation is effective if delivered to Value Investors for Change, we request that either the original or photostatic copies of all revocations be mailed to Value Investors for Change in care of Okapi Partners LLC at the address set forth on the back cover of this Proxy Statement so that Value Investors for Change will be aware of all revocations and can more accurately determine if and when proxies have been received from the holders of record on the record date. Additionally, Okapi Partners LLC may use this information to contact stockholders who have revoked their proxies in order to solicit later dated proxies for the proposals described herein.

          IF YOU WISH TO VOTE FOR THE PROPOSAL TO ELECT OUR NOMINEES TO THE BOARD AT THE TIME OF THE ANNUAL MEETING, PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED WHITE PROXY CARD IN THE POSTAGE−PAID ENVELOPE PROVIDED.

Proxy Solicitation; Expenses

          Executed proxies may be solicited in person, by mail, advertisement, telephone, telecopier, telegraph or email. Solicitation may be made by Value Investors for Change, including our Nominees, employees of the Fund and their affiliates, none of whom will receive additional compensation for such solicitation. Proxies will be solicited from individuals, brokers, banks, bank nominees and other institutional holders. We have requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the Shares they hold of record. We will reimburse these record holders for their reasonable out-of-pocket expenses.

          In addition, Value Investors for Change has retained Okapi Partners LLC to solicit proxies on our behalf in connection with the Annual Meeting. Okapi Partners LLC will employ approximately __ people in its efforts. We have agreed to reimburse Okapi Partners LLC for its reasonable expenses and to pay to Okapi Partners LLC a fee of up to $_______.

          The Fund, on behalf of Value Investors for Change, has agreed to indemnify the Nominees against any liabilities, costs and expenses related to this proxy solicitation. The Fund and the Nominees intend to enter into written indemnification agreements.

          The entire expense of our proxy solicitation is being borne by certain participants of Value Investors for Change. If our Nominees are elected to the Board, we will seek reimbursement of such expenses from VaxGen and will not submit such reimbursement to a vote of stockholders. In addition to the engagement of Okapi Partners LLC described above, costs related to the solicitation of proxies include expenditures for printing, postage, legal and related expenses and are expected to be approximately $__________, of which approximately $_________ has been paid to date.

ADDITIONAL INFORMATION

Certain Information Concerning the Participants in this Solicitation

          The Nominees and each of the other members of Value Investors for Change are participants in this solicitation.

          As of August 20, 2009, Spencer Capital Opportunity Fund, LP beneficially and directly owns 1,000 shares of the Company’s common stock.

          Spencer Capital Partners, LLC, as the general partner of Spencer Capital Opportunity Fund, LP may be deemed to be the beneficial owner of the 1,000 shares of common stock of the Company owned by Spencer Capital Opportunity Fund, LP. Spencer Capital Management, LLC (“Spencer Capital Management”), an investment management firm for Spencer Capital Opportunity Fund, LP, may be deemed to be the beneficial owner of the 1,000 shares of common stock of the Company owned by Spencer Capital Opportunity Fund, LP.

          Spencer Capital Partners, LLC is also the management company for Spencer Capital Offshore Opportunity Fund, Ltd. and if Spencer Capital Offshore Opportunity Fund, Ltd. purchases shares of the Company’s common stock in the future, Spencer Capital Partners, LLC may be deemed to be the beneficial owner of those shares. Spencer Capital Management, an investment management firm for Spencer Capital Offshore Opportunity Fund, Ltd., may also be deemed to be the beneficial owner of shares of common stock of the Company purchased, if any, by Spencer Capital Offshore Opportunity Fund, Ltd. in the future.

          Currently, none of our Nominees directly owns any Shares. Dr. Kenneth Shubin Stein, as managing member of Spencer Capital Partners, LLC, and as portfolio manager of Spencer Capital Management, has the right to vote the investments held by Spencer Capital Opportunity Fund, LP and Spencer Capital Offshore Opportunity Fund, Ltd. and may be deemed to be the beneficial owner of the 1,000 shares of common stock of the Company owned by Spencer Capital Opportunity Fund, LP. Dr. Kenneth Shubin Stein may be deemed to be the beneficial owner of shares of common stock of the Company purchased, if any, by Spencer Capital Offshore Opportunity Fund, Ltd. in the future.

          Mr. Gillman is the sole portfolio manager for each of Boston Avenue Capital, LLC (“BAC”) and Yorktown Avenue Capital, LLC (“YAC”) pursuant to an employment agreement with Nadel and Gussman, LLC (“NG”), a management company that employs personnel for its family-related entities and affiliates, including BAC and YAC. Mr. Gillman receives an annual salary and benefits from NG, and is eligible for an annual performance bonus. The performance bonus paid by NG is an amount equal to a certain percentage of the annual net increase in net worth of assets held by BAC and YAC, and is reimbursed to NG from BAC and YAC. Additionally, expenses incurred by Mr. Gillman and/or Value Fund Advisors, LLC, an investment management firm Mr. Gillman founded and manages, are paid or reimbursed in an amount up to a certain percentage of the value of the securities in portfolios managed by Mr. Gillman.

          As of the date of this filing, the following members of Value Investors for Change do not directly own any shares of common stock of the Company: Spencer Capital Management, Spencer Capital Partners, LLC, Kenneth H. Shubin Stein, Value Fund Advisors, LLC, BAC, YAC, Charles M. Gillman, Mark Crockett, Kiril Dobrovolsky and Mark Stolper.

          Spencer Capital Partners, LLC, Spencer Capital Management, Spencer Capital Opportunity Fund, LP and Spencer Capital Offshore Opportunity Fund, Ltd. comprise the “Spencer Entities.”

          For information regarding purchases and sales of securities of VaxGen during the past two years by members of Value Investors for Change, see Schedule I.

          No Nominee is involved in any material pending legal proceedings with respect to the Company. Except for what is set forth above, there is no other arrangement or understanding between any Nominee and any other person pursuant to which he was or is to be selected as a Nominee or director. None of our Nominees currently holds any position or office with the Company or has ever served previously as a director of the Company.

          Value Investors for Change reserves the right to retain one or more financial advisors and proxy solicitors, who may be considered participants in a solicitation under Regulation 14A of the Securities and Exchange Act of 1934, as

amended. The members of Value Investors for Change will pay the expenses of the solicitation in accordance with their pro rata shareholdings.

          Except as set forth in this Proxy Statement (including the Schedule hereto), (i) during the past 10 years, no participant in this solicitation has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no participant in this solicitation directly or indirectly beneficially owns any securities of the Company; (iii) no participant in this solicitation owns any securities of the Company which are owned of record but not beneficially; (iv) no participant in this solicitation has purchased or sold any securities of the Company during the past two years; (v) no part of the purchase price or market value of the securities of the Company owned by any participant in this solicitation is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no participant in this solicitation is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any participant in this solicitation owns beneficially, directly or indirectly, any securities of the Company; (viii) no participant in this solicitation owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no participant in this solicitation or any of his or its associates was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no participant in this solicitation or any of his or its associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; and (xi) no participant in this solicitation has a substantial interest, direct or indirect, by securities holdings or otherwise in any matter to be acted on at the Annual Meeting. There are no material proceedings to which any participant in this solicitation or any of his or its associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries. With respect to each of the participant in this solicitation, none of the events enumerated in Item 401(f)(1)−(6) of Regulation S−K of the Exchange Act occurred during the past five years.

Section 16(a) Beneficial Ownership Reporting Compliance

          Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own more than 10% of a registered class of the Company’s equity securities to file with the Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. To the best of our knowledge, based solely on a review of the copies of such reports filed with the Commission, no persons subject to Section 16 failed to timely file reports required by Section 16(a) during the most recent fiscal year or prior fiscal years.

INCORPORATION BY REFERENCE

          VALUE INVESTORS FOR CHANGE HAS OMITTED FROM THIS PROXY STATEMENT CERTAIN DISCLOSURE REQUIRED BY APPLICABLE LAW THAT IS EXPECTED TO BE INCLUDED IN VAXGEN’S PROXY STATEMENT RELATING TO THE ANNUAL MEETING. THIS DISCLOSURE IS EXPECTED TO INCLUDE, AMONG OTHER THINGS, SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, CURRENT DIRECTORS AND MANAGEMENT, BIOGRAPHICAL INFORMATION ON VAXGEN’S DIRECTORS AND EXECUTIVE OFFICERS, INFORMATION CONCERNING EXECUTIVE COMPENSATION, AN ANALYSIS OF CUMULATIVE TOTAL RETURNS ON AN INVESTMENT IN SHARES DURING THE PAST FIVE YEARS AND PROCEDURES FOR SUBMITTING PROPOSALS FOR INCLUSION IN VAXGEN’S PROXY STATEMENT AND OTHER IMPORTANT INFORMATION. PLEASE NOTE THAT VALUE INVESTORS FOR CHANGE WAS NOT INVOLVED IN THE PREPARATION OF VAXGEN’S PROXY STATEMENT.

          The information concerning VaxGen contained in this Proxy Statement has been taken from, or is based upon, publicly available information. We have not independently verified the accuracy or completeness of such information.

          WE URGE YOU TO SIGN, DATE AND RETURN THE WHITE PROXY CARD IN FAVOR OF THE ELECTION OF OUR NOMINEES.

SPENCER CAPITAL OPPORTUNITY FUND, LP

____________ __, 2009

SCHEDULE I

TRANSACTIONS IN SECURITIES OF VAXGEN, INC.
DURING THE PAST TWO YEARS

EXCEPT AS OTHERWISE SPECIFIED, ALL PURCHASES AND SALES WERE MADE IN THE OPEN MARKET

Spencer Capital Opportunity Fund, LP

Shares of Common Stock Purchased / (Sold)	Price Per Share ($)	Date of Purchase

1,000	$0.60	August 19, 2009

IMPORTANT

          Please review this document and the enclosed materials carefully. YOUR VOTE IS VERY IMPORTANT, no matter how many or how few Shares you own.

1.

If your Shares are registered in your own name, please sign, date and mail the enclosed WHITE proxy card to Value Investors for Change in care of Okapi Partners LLC (“Okapi Partners”), a proxy solicitation firm that we have engaged to solicit proxies for the Annual Meeting, in the enclosed postage-paid envelope provided today.

2.

If you have previously signed and returned a proxy card to VaxGen, you have every right to change your vote. Only your latest dated card will count. You may revoke any proxy card already sent to VaxGen by signing, dating and mailing the enclosed WHITE proxy card in the postage-paid envelope provided. Any proxy may be revoked at any time prior to the Annual Meeting by delivering a written notice of revocation or a later dated proxy for the Annual Meeting to Okapi Partners, or by voting in person at the Annual Meeting.

3.

If your shares are held in a brokerage account or bank, you are considered the beneficial owner of the Shares, and these proxy materials, together with a WHITE voting form, are being forwarded to you by your broker or bank. As a beneficial owner you must instruct your broker, trustee or other representative how to vote. Your broker cannot vote your Shares on your behalf without your instructions.

4.

After signing and dating the enclosed WHITE proxy card, do not sign or return any proxy card sent to you by VaxGen, even as a sign of protest, because only your latest dated proxy card will be counted.

          If you have any questions concerning this proxy statement, would like to request additional copies of this proxy statement or need help voting your Shares, please contact our proxy solicitor.

Okapi Partners LLC
780 Third Avenue, 30th Floor
New York, New York 10017
Stockholders Call Toll-Free at: (877) 274-8654
Banks and Brokers Call Collect at: (212) 297-0720
E-mail: info@okapipartners.com

PRELIMINARY AND SUBJECT TO COMPLETION, DATED AUGUST 20, 2009

WHITE PROXY CARD

VAXGEN, INC.
ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF
VALUE INVESTORS FOR CHANGE

THE BOARD OF DIRECTORS OF VAXGEN, INC.
IS NOT SOLICITING THIS PROXY

P R O X Y

          The undersigned appoints __________ and __________, and each of them, attorneys and agents with full power of substitution to vote all shares of common stock of VaxGen, Inc. (the “Company”) which the undersigned owned and would be entitled to vote if personally present at the 2009 annual meeting of stockholders scheduled to be held at ______________ on _______, ______ __, 2009, at ___:__, including any adjournments or postponements thereof and any meeting which may be called in lieu thereof (the “Annual Meeting”).

          The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of common stock of the Company held by the undersigned, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof. If properly executed, this Proxy will be voted as directed on the reverse and in the discretion of the herein named attorneys and proxies or their substitutes with respect to any other matters as may properly come before the Annual Meeting that are unknown to Spencer Capital Opportunity Fund, LP (the “Fund”) and the other participants in this solicitation (collectively, “Value Investors for Change”) a reasonable time before this Solicitation.

          IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSALS ON THE REVERSE, THIS PROXY WILL BE VOTED “FOR” ALL PROPOSALS.

          This Proxy will be valid until the completion of the Annual Meeting. This Proxy will only be valid in connection with the Fund’s, on behalf of Value Investors for Change, solicitation of proxies for the Annual Meeting.

IMPORTANT: PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

WHITE PROXY CARD

VALUE INVESTORS FOR CHANGE RECOMMENDS A VOTE “FOR” THE PROPOSAL LISTED BELOW

☒ Please mark vote as in this example

(1) The Fund’s proposal to elect its slate of director nominees to the Company’s Board of Directors.

NOMINEES	FOR ALL NOMINEES	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES	FOR ALL EXCEPT NOMINEE(S) WRITTEN BELOW

	[ ]	[ ]	[ ]
(a) Mr. Mark Crockett

(b) Mr. Kiril Dobrovolsky			_____________

(c) Mr. Charles Gillman			_____________

(d) Dr. Kenneth H. Shubin Stein			_____________

(e) Mr. Mark Stolper			_____________

To vote in their discretion on all other matters as may properly come before the Annual Meeting, including any matters incidental to the conduct of the Annual Meeting.

THE FUND INTENDS TO USE THIS PROXY TO VOTE (I) “FOR” MESSRS. CROCKETT, DOBROVOLSKY, GILLMAN, SHUBIN STEIN AND STOLPER. THE NAMES, BACKGROUNDS AND QUALIFICATIONS OF THE CANDIDATES WHO HAVE BEEN NOMINATED BY THE COMPANY, AND ANY OTHER INFORMATION ABOUT THEM, CAN BE FOUND IN THE COMPANY’S PROXY STATEMENT.

NOTE: IF YOU DO NOT WISH FOR YOUR SHARES TO BE VOTED “FOR” A PARTICULAR NOMINEE, MARK THE “FOR ALL EXCEPT NOMINEE(S)” BOX AND WRITE THE NAME(S) OF THE NOMINEE(S) YOU DO NOT SUPPORT ON THE LINE BELOW. YOUR SHARES WILL BE VOTED FOR THE REMAINING NOMINEE(S).

DATED:

(Signature)

(Signature, if held jointly)

(Title)

          WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD EACH SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC., SHOULD INDICATE THE CAPACITY IN WHICH SIGNING. PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY.